EXHIBIT 99.1

Republic Services, Inc. Reports
Third Quarter 2026 Results

●	Reported Earnings Per Share of $1.93 and Adjusted Earnings Per Share of $1.94
●	Generated Year-to-Date Cash Flow from Operations of $3.52 Billion and Adjusted Free Cash Flow of $2.28 Billion
●	Invested Approximately $1.1 Billion in Value-Creating Acquisitions Year-to-Date
●	Updated Full-Year Financial Guidance
●	Board Authorized $5 Billion for Share Repurchases
●	Great Place to Work Certification for the 10th Consecutive Year

PHOENIX (October 29, 2026) – Republic Services, Inc. (NYSE: RSG) today reported net income of $592 million, or $1.93 per diluted share, for the three months ended September 30, 2026, versus $550 million, or $1.76 per diluted share, for the comparable 2025 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended September 30, 2026, was $595 million, or $1.94 per diluted share, versus $594 million, or $1.90 per diluted share, for the comparable 2025 period.

“We delivered strong third quarter results that underscored the resilience of our business model and the effectiveness of our strategy," said Jon Vander Ark, president and chief executive officer. "Positive growth trends across the business and improved performance in Environmental Solutions reinforce our confidence in the opportunities ahead. We remain focused on disciplined pricing, effective cost management and strategic investments that are designed to strengthen our competitive position and create long-term value for our customers and shareholders.”

Third-Quarter and Year-to-Date 2026 Highlights:

•Total revenue growth of 8.2 percent includes 4.8 percent organic growth from our recycling and waste business, 2.1 percent growth from our environmental solutions business, and 1.3 percent growth from acquisitions.

•Core price on total revenue increased revenue by 5.3 percent. Core price on related business revenue increased revenue by 6.3 percent, which consisted of 7.6 percent in the open market and 4.1 percent in the restricted portion of the business.

•Revenue growth from average yield on total revenue was 2.9 percent, and volume decreased revenue by 0.6 percent. Revenue growth from average yield on related business revenue was 3.5 percent, and volume decreased related business revenue by 0.7 percent.

•Net income was $592 million, or a margin of 13.0 percent.

•EPS was $1.93 per share, an increase of 9.7 percent over the prior year.

•Adjusted EPS, a non-GAAP measure, was $1.94 per share, an increase of 2.1 percent over the prior year.

•Adjusted EBITDA, a non-GAAP measure, was $1.45 billion. Adjusted EBITDA margin, a non-GAAP measure, was 31.8 percent of revenue.

•Year-to-date cash invested in acquisitions was $1.12 billion.

•Year-to-date cash returned to shareholders was $1.43 billion, which included $848 million of share repurchases and $577 million of dividends paid.

•The Company's average recycled commodity price per ton sold at its recycling centers during the third quarter was $142. This represents an increase of $16 per ton over the prior year.

•Republic was recognized by several leading organizations during the quarter, including:
◦Great Place to Work certification for the 10th consecutive year
◦3BL's 2026 100 Best Corporate Citizens list

Updated Full-Year 2026 Financial Guidance
Republic's financial guidance is based on current economic conditions and does not assume any significant changes in the overall economy for the remainder of 2026. Please refer to the Reconciliation of Full-Year 2026 Financial Guidance section of this document for detail relating to the computation of non-GAAP measures as well as the Information Regarding Forward-Looking Statements section of this document.

The Company updated its revenue, adjusted EBITDA, and adjusted free cash flow financial guidance as follows:

•Revenue: Increased most recent guidance to a range of $17.425 billion to $17.475 billion

•Adjusted EBITDA: Increased most recent guidance to a range of $5.550 billion to $5.575 billion

•Adjusted Free Cash Flow: Increased most recent guidance to a range of $2.565 billion to $2.585 billion

Board Authorized $5 Billion for Share Repurchases

On October 28, 2026, the Board of Directors approved a $5 billion share repurchase authorization effective January 1, 2027, and extending through December 31, 2029. As of September 30, 2026, the remaining purchase capacity under the prior repurchase authorization was $0.8 billion, which continues through December 31, 2026.

Company Declared Quarterly Dividend

On October 28, 2026, the Board of Directors declared a regular quarterly dividend of $0.670 per share for shareholders of record on January 4, 2027. The dividend will be paid on January 15, 2027.

Presentation of Certain Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income - Republic, adjusted pre-tax income, adjusted tax impact, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste and field services. Republic’s industry-leading commitments to advance circularity and support decarbonization are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	John Weeks (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92	$76
Accounts receivable, less allowance for doubtful accounts and other of $59 and $66, respectively	2,126	1,897
Prepaid expenses and other current assets	460	550
Total current assets	2,678	2,523
Restricted cash and marketable securities	279	259
Property and equipment, net	12,963	12,639
Goodwill	17,330	16,715
Other intangible assets, net	779	655
Other assets	1,483	1,575
Total assets	$35,512	$34,366
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,448	$1,374
Notes payable and current maturities of long-term debt	48	596
Deferred revenue	481	496
Accrued landfill and environmental costs, current portion	158	148
Accrued interest	134	109
Other accrued liabilities	1,308	1,205
Total current liabilities	3,577	3,928
Long-term debt, net of current maturities	14,007	12,985
Accrued landfill and environmental costs, net of current portion	2,652	2,608
Deferred income taxes and other long-term tax liabilities, net	2,030	1,884
Insurance reserves, net of current portion	442	436
Other long-term liabilities	564	556
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 314 and 313 issued including shares held in treasury, respectively	3	3
Additional paid-in capital	1,891	1,833
Retained earnings	12,253	11,161
Treasury stock, at cost; 9 and 5 shares, respectively	(1,876)	(1,000)
Accumulated other comprehensive loss, net of tax	(33)	(29)
Total Republic Services, Inc. stockholders' equity	12,238	11,968
Non-controlling interests in consolidated subsidiary	2	1
Total stockholders' equity	12,240	11,969
Total liabilities and stockholders' equity	$35,512	$34,366

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$4,559	$4,212	$13,103	$12,456
Expenses:
Cost of operations	2,663	2,463	7,593	7,226
Depreciation, depletion and amortization	494	459	1,442	1,356
Accretion	30	29	91	85
Selling, general and administrative	447	422	1,316	1,274
Restructuring charges	4	3	10	13
Gain on business divestitures and impairments, net	—	—	(1)	—
Operating income	921	836	2,652	2,502
Interest expense	(157)	(143)	(459)	(428)
Loss from unconsolidated equity method investments	(48)	(57)	(158)	(72)
Interest income	3	2	7	6
Other income, net	—	7	31	22
Income before income taxes	719	645	2,073	2,030
Provision for income taxes	126	95	389	435
Net income	593	550	1,684	1,595
Net income attributable to non-controlling interests in consolidated subsidiary	(1)	—	(1)	—
Net income attributable to Republic Services, Inc.	$592	$550	$1,683	$1,595
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.93	$1.76	$5.47	$5.10
Weighted average common shares outstanding	306.3	311.7	307.6	312.6
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.93	$1.76	$5.47	$5.10
Weighted average common and common equivalent shares outstanding	306.5	312.0	307.8	312.9
Cash dividends per common share	$0.670	$0.625	$1.920	$1.785

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Nine Months Ended September 30,
	2026	2025
Cash provided by operating activities:
Net income	$1,684	$1,595
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion, amortization and accretion	1,533	1,442
Non-cash interest expense	59	57
Deferred tax provision	119	130
Loss from unconsolidated equity method investments	158	72
Other non-cash items	78	54
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(254)	(78)
Prepaid expenses and other assets	(49)	(93)
Accounts payable	176	23
Capping, closure and post-closure expenditures	(54)	(38)
Remediation expenditures	(36)	(31)
Other liabilities	105	182
Cash provided by operating activities	3,519	3,315
Cash used in investing activities:
Purchases of property and equipment	(1,363)	(1,310)
Proceeds from sales of property and equipment	9	10
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(1,117)	(1,259)
Cash received from business divestitures	2	7
Other	(4)	(19)
Cash used in investing activities	(2,473)	(2,571)
Cash used in financing activities:
Proceeds from credit facilities and notes payable, net of fees	38,330	26,896
Proceeds from issuance of senior notes, net of discount and fees	1,183	1,183
Payments of credit facilities and notes payable	(39,061)	(27,639)
Issuances of common stock, net	(3)	(10)
Purchases of common stock for treasury	(856)	(599)
Cash dividends paid	(577)	(544)
Distributions paid to non-controlling interests in consolidated subsidiary	—	(1)
Contingent consideration payments	(22)	(9)
Cash used in financing activities	(1,006)	(723)
Effect of foreign exchange rate changes on cash	(1)	1
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	39	22
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	249	203
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$288	$225

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2025. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Collection:
Residential	$782	17.2%	$754	17.9%	$2,297	17.5%	$2,249	18.0%
Small-container	1,379	30.2	1,267	30.1	4,054	30.9	3,768	30.3
Large-container	859	18.9	797	18.9	2,466	18.8	2,330	18.7
Other	19	0.4	17	0.4	54	0.5	53	0.4
Total collection	3,039	66.7	2,835	67.3	8,871	67.7	8,400	67.4
Transfer	510		472		1,444		1,376
Less: intercompany	(268)		(248)		(771)		(741)
Transfer, net	242	5.3	224	5.3	673	5.1	635	5.1
Landfill	857		845		2,479		2,421
Less: intercompany	(341)		(329)		(993)		(968)
Landfill, net	516	11.3	516	12.3	1,486	11.3	1,453	11.7
Environmental solutions	544		449		1,435		1,393
Less: intercompany	(15)		(16)		(43)		(49)
Environmental solutions, net	529	11.6	433	10.3	1,392	10.6	1,344	10.8
Other:
Recycling processing and commodity sales	122	2.7	107	2.5	356	2.7	328	2.6
Other non-core	111	2.4	97	2.3	325	2.6	296	2.4
Total other	233	5.1	204	4.8	681	5.3	624	5.0
Total revenue	$4,559	100.0%	$4,212	100.0%	$13,103	100.0%	$12,456	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Average yield	2.9%	4.0%	3.2%	4.2%
Fuel recovery fees	1.8	—	1.3	(0.2)
Total price	4.7	4.0	4.5	4.0
Volume	(0.6)	(0.3)	(1.0)	(0.4)
Change in workdays	—	—	—	(0.2)
Recycling processing and commodity sales	0.3	(0.2)	0.1	—
Environmental solutions	2.1	(1.4)	0.3	(0.7)
Other(1)	0.4	(0.4)	0.1	(0.1)
Total internal growth	6.9	1.7	4.0	2.6
Acquisitions / divestitures, net	1.3	1.6	1.2	1.3
Total	8.2%	3.3%	5.2%	3.9%

Core price	5.3%	5.9%	5.4%	5.9%
1) Other represents customer credits recognized in connection with labor disruptions for the three and nine months ended September 30, 2025, and the impact of revenue recognized from the related customer contracts during the three and nine months ended September 30, 2026.

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	As a % of Related Business		As a % of Related Business
Core price	6.3%	7.2%	6.5%	7.2%
Average yield	3.5%	4.9%	3.9%	5.1%
Volume	(0.7)%	(0.4)%	(1.2)%	(0.5)%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	4.3%	(4.3)%	4.4%	(2.4)%	4.5%	(4.6)%	5.0%	(2.9)%
Small-container	3.8%	0.5%	6.3%	(1.2)%	4.5%	—%	6.2%	(1.1)%
Large-container	3.5%	0.5%	5.4%	(3.9)%	3.9%	(1.4)%	5.5%	(3.5)%
Landfill:
Municipal solid waste	5.1%	0.6%	5.6%	(3.4)%	5.2%	1.0%	5.9%	(3.0)%
Construction and demolition waste	2.2%	(38.2)%	3.7%	45.2%	3.3%	(33.1)%	3.9%	36.2%
Special waste	—%	6.4%	—%	17.8%	—%	5.0%	—%	15.6%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and nine months ended September 30, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Labor and related benefits	$881	19.3%	$812	19.3%	$2,576	19.7%	$2,475	19.9%
Transfer and disposal costs	299	6.6	275	6.5	841	6.4	808	6.5
Maintenance and repairs	398	8.7	384	9.1	1,140	8.7	1,122	9.0
Transportation and subcontract costs	363	8.0	302	7.2	989	7.6	896	7.2
Fuel	180	4.0	120	2.8	475	3.6	349	2.8
Disposal fees and taxes	95	2.1	95	2.3	273	2.1	275	2.2
Landfill operating costs	111	2.4	99	2.3	310	2.4	292	2.3
Risk management	100	2.2	109	2.6	305	2.3	321	2.6
Other	236	5.1	227	5.4	684	5.2	648	5.2
Subtotal	2,663	58.4	2,423	57.5	7,593	58.0	7,186	57.7
Labor disruption	—	—	40	1.0	—	—	40	0.3
Total cost of operations	$2,663	58.4%	$2,463	58.5%	$7,593	58.0%	$7,226	58.0%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and nine months ended September 30, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Salaries and related benefits	$295	6.5%	$269	6.4%	$889	6.8%	$842	6.8%
Provision for doubtful accounts	12	0.3	9	0.2	39	0.3	27	0.2
Other	140	3.0	144	3.4	388	2.9	405	3.2
Total selling, general and administrative expenses	$447	9.8%	$422	10.0%	$1,316	10.0%	$1,274	10.2%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA and adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and nine months ended September 30, 2026 and 2025. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and nine months ended September 30, 2026 and 2025 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Net income attributable to Republic Services, Inc. and net income margin	$592	13.0%	$550	13.1%	$1,683	12.8%	$1,595	12.8%
Net income attributable to non-controlling interests	1		—		1		—
Provision for income taxes	126		95		389		435
Other income, net	—		(7)		(31)		(22)
Interest income	(3)		(2)		(7)		(6)
Interest expense	157		143		459		428
Depreciation, depletion and amortization	494		459		1,442		1,356
Accretion	30		29		91		85
EBITDA and EBITDA margin	$1,397	30.6%	$1,267	30.1%	$4,027	30.7%	$3,871	31.1%
Loss from unconsolidated equity method investments	48		57		158		72
Restructuring charges	4		3		10		13
Gain on business divestitures and impairments, net	—		—		(1)		—
Labor disruption	—		56		—		56
Total adjustments	52		116		167		141
Adjusted EBITDA and adjusted EBITDA margin	$1,449	31.8%	$1,383	32.8%	$4,194	32.0%	$4,012	32.2%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three and nine months ended September 30, 2026 and 2025 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	Recycling & Waste	Environmental Solutions(b)	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$4,030	$529	$4,559	$3,779	$433	$4,212
Adjusted EBITDA(a)	$1,315	$134	$1,449	$1,292	$91	$1,383
Adjusted EBITDA Margin	32.6%	25.4%	31.8%	34.2%	21.0%	32.8%

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	Recycling & Waste	Environmental Solutions(b)	Total	Recycling & Waste	Environmental Solutions(b)	Total
Revenue	$11,711	$1,392	$13,103	$11,112	$1,344	$12,456
Adjusted EBITDA(a)	$3,890	$304	$4,194	$3,714	$298	$4,012
Adjusted EBITDA Margin	33.2%	21.9%	32.0%	33.4%	22.1%	32.2%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
(b) Adjusted EBITDA Margin does not calculate due to rounding.
The amounts shown for Recycling & Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.
Adjusted Diluted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and nine months ended September 30, 2026 and 2025 (in millions of dollars except per share data):

	Three Months Ended September 30, 2026				Three Months Ended September 30, 2025
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$719	$127	$592	$1.93	$645	$95	$550	$1.76
Restructuring charges	4	1	3	0.01	3	1	2	0.01
Labor disruption	—	—	—	—	56	14	42	0.13
Gain on business divestitures and impairments, net	—	—	—	—	—	—	—	—
Total adjustments	4	1	3	0.01	59	15	44	0.14
As adjusted	$723	$128	$595	$1.94	$704	$110	$594	$1.90

	Nine Months Ended September 30, 2026				Nine Months Ended September 30, 2025
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$2,073	$390	$1,683	$5.47	$2,030	$435	$1,595	$5.10
Restructuring charges	10	2	8	0.02	13	4	9	0.03
Labor disruption	—	—	—	—	56	14	42	0.13
Gain on business divestitures and impairments, net(2)	(1)	—	(1)	—	—	—	—	—
Total adjustments	9	2	7	0.02	69	18	51	0.16
As adjusted	$2,082	$392	$1,690	$5.49	$2,099	$453	$1,646	$5.26
(1) The income tax effect related to our adjustments includes both current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the nine months ended September 30, 2026.

We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Restructuring charges. During the three and nine months ended September 30, 2026, we incurred restructuring charges of $4 million and $10 million, respectively, and during the three and nine months ended September 30, 2025, we incurred restructuring charges of $3 million and $13 million, respectively. The charges in these periods related primarily to the design and implementation of our new accounts receivable system.
Labor disruption. During the three and nine months ended September 30, 2025, we experienced labor disruptions in certain isolated markets. The impact of these labor disruptions during both the three and nine months ended September 30, 2025 was $56 million, including $16 million of customer credits and $40 million of cost of operations.
Gain on business divestitures and impairments, net. During the nine months ended September 30, 2026, we recorded a net gain on business divestitures and impairments of $1 million.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the nine months ended September 30, 2026 and 2025 (in millions of dollars):

	Nine Months Ended September 30,
	2026	2025
Cash provided by operating activities	$3,519	$3,315
Property and equipment received	(1,259)	(1,183)
Proceeds from sales of property and equipment	9	10
Restructuring payments, net of tax	7	7
Labor disruption, net of tax	—	42
Adjusted free cash flow	$2,276	$2,191
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the nine months ended September 30, 2026 and 2025 (in millions of dollars):

	Nine Months Ended September 30,
	2026	2025
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$1,363	$1,310
Adjustments for property and equipment received in a different period	(104)	(127)
Property and equipment received during the period	$1,259	$1,183

The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of September 30, 2026 and December 31, 2025, accounts receivable were $2,126 million and $1,897 million, net of allowance for doubtful accounts of $59 million and $66 million, respectively, resulting in days sales outstanding of 42.4, or 32.8 days net of deferred revenue, compared to 41.8, or 30.8 days net of deferred revenue, respectively.
CASH DIVIDENDS
In July 2026, we paid a cash dividend of $191 million to shareholders of record as of July 2, 2026. As of September 30, 2026, we recorded a quarterly dividend payable of $205 million to shareholders of record at the close of business on October 2, 2026, which was paid on October 15, 2026.
SHARE REPURCHASE PROGRAM
During the three months ended September 30, 2026, we repurchased 0.9 million shares of our common stock for $197 million at a weighted average cost per share of $215.18. As of September 30, 2026, the remaining authorized purchase capacity under our October 2023 repurchase program was approximately $0.8 billion.
RECONCILIATION OF FULL-YEAR 2026 FINANCIAL GUIDANCE
Adjusted EBITDA
The following is a summary of our anticipated adjusted EBITDA, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2026 (in millions of dollars):

(Anticipated) Year Ending December 31, 2026
Net income attributable to Republic Services, Inc.	$ 2,210 - 2,220
Provision for income taxes	520 - 525
Other income, net	(30)
Interest expense, net	610
Depreciation, depletion, amortization and accretion	2,025 - 2,035
Loss from unconsolidated equity method investments	200
Restructuring charges	15
Adjusted EBITDA	$ 5,550 - 5,575
We believe that presenting adjusted EBITDA provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.
Adjusted Free Cash Flow
Our anticipated adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the year ending December 31, 2026, is calculated as follows (in millions of dollars):

(Anticipated) Year Ending December 31, 2026
Cash provided by operating activities	$ 4,510 - 4,570
Property and equipment received	(1,970) - (2,010)
Proceeds from sales of property and equipment	10
Restructuring payments, net of tax	15
Adjusted free cash flow	$ 2,565 - 2,585

We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Our financial guidance is based on current economic conditions and does not assume any significant changes in the overall economy for the remainder of 2026.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies, and expectations of future financial performance and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such expectations may not prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and changing interest rates, impacts from international trade restrictions and tariffs, our ability to effectively integrate and manage companies we acquire, and to realize the anticipated benefits of any such acquisitions, the impact of prolonged work stoppages or other labor disruptions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States and Canada, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2025, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.